CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-68740 on Form N-1A of our reports dated August 21, 2025, relating to the financial statements and financial highlights of Large Cap Disciplined Value Fund (formerly Diversified Value Fund), Large Cap Fundamental Value Fund (formerly Large Cap Value Fund), Mid-Cap Value Fund, Small Cap Value Fund, Small Cap Diversified Value Fund, Global Value Fund, International Value Fund, International Small Cap Diversified Value Fund, Value Opportunities Fund, High Yield Fund, HW Opportunities MP Fund, and SMID Cap Diversified Value Fund, each a series of the Hotchkis & Wiley Funds. appearing in the Annual Report on Form N-CSR of the Hotchkis & Wiley Funds for the year/period ended June 30, 2025, and to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Costa Mesa, California
June 29, 2026